Exhibit 1

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

Market Update

31 July 2006

Westpac overview

David Morgan - Chief Executive Officer

31 July 2006

Delivering on our promises

2005 Market Update Day Priorities	2006 Progress
Restore momentum in the Australian retail franchise	☒☒☒

Complete major infrastructure investments	☒☒

Enhance business unit cooperation and cross sell	☒☒

Continue to deliver superior financial performance	☒☒☒

2006 Market Update	[LOGO]

Consistently implementing against our strategy

Focus on core markets	Delivering on service / value chain	Financial discipline	Operational excellence

Customer Focus

•	Deeply understands needs
•	Provide value-adding solutions
•	Build long-term relationships

Employees	Customers	Shareholder Returns

A company where	An institution customers	Enhance sustainability
people want to work	want to do business with	of returns
• Enhanced retention	• Ethical and responsible	• Enhanced returns
• Quality employees	• Increased customer satisfaction	• Improve customer profitability

Strong growth and returns

[CHART]	[CHART]

* AGAAP to 30 Sept 2004; A-IFRS from 1 Oct 2005; Source: Westpac internal data	Source: Westpac internal data; company reports

We are actively addressing

•                  Accelerating the revenue momentum in BCB

•                  Restoring growth in our New Zealand consumer business

•                  Continuing to grow strongly in our core markets

•                  BTFG – Increasing market share across the board

•                  WIB – #1 Lead Bank, specialised funds management (Hastings/SCG)

Plans for growth - three areas of focus

Feet on the street	• 500 additional sales professionals
• Leverage $1.2bn investment in infrastructure over last 3 years
• Doubling resources devoted to brand
• Group-wide focus on cross-sell

Investing in growth	• Further $1bn investment over 3 years in sales capabilities
• Growth opportunities fully resourced
• Innovation to open up higher margin opportunities

Productivity improvement	• Enhance sales productivity across all channels
• Global sourcing strategy
• Resources allocated from back to front office

Strong confidence in the future

•                  Strong track record of delivering on promises

•                  Sector leading platforms now in place

•                  Momentum restored in core business

•                  Significant productivity improvements still available

•                  Investments committed to growth

Agenda

13:30	Session 1

•Panel members: David Morgan, Philip Coffey, Michael Coomer, Mike Pratt, Ann Sherry, & Rob Whitfield

14:40	Q&A

15:00	Break

15:15	Session 2

•Panel members: David Morgan, Ilana Atlas, Philip Chronican, Philip Coffey, Rob Coombe & Mike Pratt

16:00	Q&A

16:30	Close

Profitable growth momentum in BCB

Mike Pratt - Group Executive BCB

31 July 2006

Our report card - delivering on our commitments

Investing in Business Banking

☒ Recruit additional relationship managers

☒ Address Pinnacle issues for SME

☐ Roll out Pinnacle to Middle Markets

Restoring Growth in Consumer Banking

☒ Restore profitable mortgage growth

☒ Address sales productivity

☒ Actively manage deposit growth and spreads

☐ Improve customer satisfaction

Business & Consumer Banking

☒ Fully implement Reach and Westpac Way

Key messages

•     Volume momentum is strong

•     Revenue momentum being driven both by volumes and 1H06 pricing changes

•     Spread compression in both asset and liability books is being actively managed

•     Investment spend moving forward will reflect a different mix of capital expense and operating expense

Annualised growth(1) of key balance sheet aggregates (%)

[CHART]

(1). 3Q06, 1H05 and 2H05 exclude AASB 132 & 139

(2). Including securitisation

(3). BCB business lending including equipment finance

Source: Westpac internal data

Our strategy is producing profitable growth in business banking…

•   Added 200 relationship managers plus support staff and 100 transactional bankers

•   New bankers rapidly achieving full productivity

•   Bankers and specialists to enhance acquisition and extension

•   Accrediting our bankers in sales leadership and business acumen

•   Extending further delegated authorities to our bankers

•   Improving productivity gains through Pinnacle

BCB business lending growth(1)

[CHART]

(1). Annualised quarterly growth; Source: Westpac internal data

Business lending(2) spreads (%)

2H05	1Q06	2Q06	3Q06
1.84	1.82	1.79	1.76

(2). Including Westpac Equipment Finance; Source: Westpac internal data

… and Pinnacle delivering for SME …

☒  Significant reduction in processing time from origination to documentation

☒  Imaging of all collateral documentation

☒  Reduced manual processing through concurrent deal capability

☒  Reduced re-work through more structured and validated data capture

☒  Much enhanced MIS, including data requirements for Basel II

[CHART]

Source: Westpac internal data

… whilst Business customer satisfaction is steady with relative improvement in higher value customers

•                  Overall business customer satisfaction steady

•                  Higher value customer satisfaction has improved relative to market leader

•                  Higher value customers represent 92% of business footings

•                  Driving increased customer satisfaction through:

•     Additional relationship bankers

•     Smaller portfolios

•     Co-location of bankers and specialists

•     Speed of time to fate

Overall Business Customer Satisfaction (%)

[CHART]

Source: TNS, 12 Month Moving Average, Peer Average: Four Majors ex WBC

Higher Value Business Customer Satisfaction (%)

[CHART]

Source: TNS, 12 Month Moving Average, Peer Average: Four Majors ex WBC

Consumer profitable volume momentum …

•                  Mortgage growth achieved through:

•                  First party productivity improvements

•                  Third party service and quality focus

•                  Deposits challenging - not competing at top of market

•                  Portfolio management and acquisition driving credit cards growth

Mortgage growth as a multiple of system

[CHART]

Source: RBA Financial Aggregates

Retail deposit growth as a multiple of system

[CHART]

Source: RBA Financial Aggregates

Credit card growth as a multiple system

[CHART]

Source: RBA Financial Aggregates

… and managing mortgage channel mix and spread

•           Actively managing channel mix

•           Spreads within our target range

•           Reach generating quality leads

•           Westpac Way sales disciplines implemented

•           Home Finance Manager productivity improved

Westpac New Lending by Channel (%)

[CHART]

Source: Westpac internal data

Mortgage spreads (%)

2H05	1Q06	2Q06	3Q06
1.16%	1.14%	1.12%	1.10%

Source: Westpac internal data

Deposit growth achieved with active spread management …

•                  Shift to high yield accounts

•                  Actively managing spreads

•                  Launched Westpac One Saver with other high spread product initiatives in train

•                  Portfolio repositioning

Savings Balances (%)

[CHART]

Source: Westpac internal data

Deposit spreads (%)

2H05	1Q06	2Q06	3Q06
1.85%	1.83%	1.82%	1.89%

Source: Westpac internal data

… strong growth in our cards portfolio …

•                  Product leadership and innovation

•                  Improved analytical capability

•                  Acquisition through enhanced process design in branches

Credit cards – quarterly balance growth (%)

[CHART]

Source: RBA Financial Aggregates

* Up to May

Credit card product positioning

[CHART]

Source: Westpac internal data

… however, consumer customer satisfaction stalled …

•                  Since January 2006 customer satisfaction has declined:

•                  Fee increases first half 2006

•                  Contact centre impacts

•                  Low ‘share of voice’

•                  Customer satisfaction is driven by customer experience, product and brand perception

Overall Consumer Customer Satisfaction (%)

[CHART]

Source: Roy Morgan, 12 Month Moving Average, Peer Average: Four Majors ex WBC

… Consumer customer satisfaction to improve

•                  Customer experience across all channels continues to improve

•                  Product near best in market

•                  Brand perception under-invested relative to peers

Customer Experience in Branches

[CHART]

Source: Westpac Customer Experience Tracker

Product Features

Institution	Relative Score

Leading Bank	85.7
Westpac	84.9
Peer Average	83.8

Source: Westpac analysis of Cannex data, Peer Average: Four Majors ex WBC

Brand Perception – Own Bank Customers

[CHART]

Source: AMR Research, Peer Average: Four Majors ex WBC

Across Business & Consumer Banking, Reach is driving sales by meeting customer needs …

•                  Our Quality Needs Based Conversation program is linked to Reach across the branch network.

Westpac Way

Sales & Service Disciplines	Quality Needs Based Conversations	Profiles / Customer Plans	Future needs triggers	Lead actioning by bankers	Footings Growth

•                  This program provides our sales teams with context to understand and meet customers’ needs

8,000 future needs captured a week	12,000 Needs profiles completed a week	15,000 Westpac leads actioned a week

•                  Sales leaders and coaches improve lead conversion to sales using the Westpac Way disciplines

… whilst Westpac Way is driving sales and service disciplines

Executives	Sales strategy
Create a ‘customer focused culture’	Sales delivery model
‘VIBE’	Performance minimums
Performance reports

Mid level managers	Sales plan
Enhance or add value to VIBE	Coaching diary
‘TONE’	Performance reports

Front line managers	Performance plans
With insight provided by VIBE and TONE leverage their time	Market/segment plans
‘PACE’	Portfolio plans
Campaign plans

Needs based profiles
Customers	Customer contact plans
Enjoy a positive experience with each conversation	Client call plans
‘NOTE’	Customer satisfaction reviews

Westpac Way is now in embedding stage

March	June	September	January
2005	2005	2005	2006	Now

Discovery	Design	Customise	Roll Out	Embed

Diagnose	Integrate tools and	Test and validate	Deliver to front line	Inspection
business state	practices	program design	sales management.	routines

Uncover tools and practices	Determine delivery approach	Refine and customise tools for individual lines of business	Gain commitment	Coaching support

Align to program elements	Creates program templates		Cascade to each level	Ownership the key to success

Well positioned geographically

•                  Market weight in NSW/ACT

•                  Overweight consumer in Victoria

•                  Overweight business in Queensland

Total loan balance sheet (share of total) (%)

[CHART]

Source: ABS /Cannex Survey March 2006; Data includes institutional/corporate balances. This may skew balances to "head offices" (NSW, Vic).

%	NSW / ACT	VIC / TAS	QLD	SA/NT	WA
BCB Lending	37	27	18	8	10
GDP	36	27	18	8	11

Source: GDP -Australian Bureau of Statistics

Key messages

•                  Volume momentum is strong

•                  Revenue momentum being driven by volumes and 1H06 pricing changes

•                  Spread compression in both asset and liability books is being actively managed

•                  Investment spend moving forward will reflect lower capital expenditure and higher operating expenses principally in the front line

Technology developments / investing for growth

Michael Coomer - Group Executive BTSS

31 July 2006

Outline

•                  Maintaining a flat expense base

•                  Redirection of investment to the front line – allowing for compositional change in expense base

•                  Leveraging a sector leading suite of platforms

•                  Sourcing – natural evolution of our strategy / greater depth and breadth of experience

Westpac’s core service provider

[GRAPHIC]	A Superior Customer Experience

Manages 41% of Westpac’s expense base

Westpac expense base

[CHART]

BTSS expense base

[CHART]

Outsourced expense base

[CHART]

Retained expense base

[CHART]

Flat expenses and redirection of investment to the front line

[CHART]

Achieved through

•                  Process simplification and re-engineering

•                  Process automation, imaging and workflow

•                  Infrastructure refresh and consolidation of our Sydney CBD sites into ‘Westpac Place’

•                  Shift of ‘maintenance to investment projects’ ratio from 55:45 to 63:37

Absorbing operational volume - Oct 2002 to Sept 2005

• Unsecured Lending	36%
• National Collections	24%
• International Operations	33%
• Business Lending	21%
• Customer Servicing	44%

Delivering

•                  Flat expense line

•                  Compositional change in expense base

•                  Redirection of investment to the frontline

•                  Investments from capital expenditure to operational expenditure

Sector leading platforms

Reach	One integrated technology platform to support the Bank’s customer sales and service efforts
Pinnacle	Re-engineering of Westpac’s end-to-end credit and lending processes
Corporate Online	Web-based platform delivering a wide range of complex transactional requirements, account handling and payment mechanisms
Internet	Readers Choice: Best Personal Banking website category in Money magazine’s Consumer Finance Awards 2006
Wrap	Sophisticated yet simple system of managing your general investments, superannuation or retirement income
Corporate Super	Secure, online administration system for employers to manage their corporate superannuation plan

Sourcing – a natural evolution

•                  Builds on Westpac’s extensive onshore outsourcing experience and involvement in industry utilities

•                  A key platform to underpin Westpac’s strategy to deliver sustainable growth through:

•                  Further leveraging partner capabilities

•                  Best in class process delivery, agility and flexibility

•                  Access to global talent and capability

•                  Reduced operating costs

•                  Excellence in customer sales and service

•                  Investment focused on the frontline

•                  Our approach is incremental and evolutionary based around building resilient strategic relationships

•                  Examining the option to offshore aspects of BTFG retail back office

•                  Long-term strategy, actively considering offshore sourcing opportunities across Australia/NZ operations

Key messages

•                    Maintain costs flat through prudent platform investments

•                    Re-direct investment to front line

•                    Pursue other productivity opportunities

New Zealand banking

Ann Sherry – CEO New Zealand and Pacific Banking

31 July 2006

New Zealand is an important contributor to Westpac

•                  New Zealand accounts for 17% of Group cash earnings, of which:

•                  14% is New Zealand Business and Consumer Banking

•                  3% is WIB New Zealand

Westpac New Zealand Banking ($A) 1H06	Amount		% of Group

Cash Earnings	$210	m	14%

Loans	$29	bn	14%

Deposits	$18	bn	12%

There has been a structural shift in the market

Fixed to Floating ratio	• Impact disproportionate for Westpac
• Responded with 18mth/30mth product offering
• Now through our re-financing spike
• Spread decline slowing
Flat fee income growth	• Entry of niche players has impacted market
• Increased focus on customer retention by competitors
• Customer behaviour response to market

Westpac fixed rate/total housing ratio versus industry (%)

[CHART]

Source: Westpac internal data, RBNZ

We continue to have a strong and valuable franchise

•                  Largest customer numbers for any brand in the market

•                  Balanced business mix

•     60% Consumer

•     40% Business

•                  Balance sheet growth at system levels

•                  Asset quality strong

•                  Expense management a core capability

•                  Customer satisfaction improved, but still lagging peers

External Consumer Metrics

[CHART]

Source: ACNielsen Consumer Finance Monitor – March 2006

Our consumer business needs more focus

Customer growth	Have been acquiring customers but have not had enough focus on retention

Cross sell to drive retention	We have not leveraged our cross selling capability effectively enough to retain and grow customer value

Auckland market share	Have held Auckland share, but remain below natural market share

We have a clear plan to restore growth

Retain customers	• Absolute focus on attrition hot spots
• Frontline empowerment and accountability
• More systematic customer contact strategy

Customer focussed pricing	• Clearer pricing strategy
• Product pricing to meet transition points

Cross sell	• Improve after sales service
• Cross sell leads via leads and referral tool

Greater share of Auckland market	• Increasing branch footprint
• New branch sales and service model

Plans are already underway

•                  Rolled out retention management program to 28 branches in our ‘hot spot’ regions

•                  “Run it like you own it” pilot completed, national roll out underway

•                  Delivered New Zealand leads and referral tool to front line

•                  Single point of accountability in Auckland

•                  Opened three new branches including Sylvia Park at New Zealand’s largest shopping centre

[GRAPHIC]

We have targeted and delivered growth in key segments

•                  Success in growing:

•                  Private Bank lending portfolio

•                  Migrant lending portfolio

•                  Personal lending book doubled

•                  Success driven by:

•                  More feet on street

•                  Strength of our relationship management

•                  Targeted advertising campaigns

Private bank lending portfolio (NZ$m)

[CHART]

Source: Westpac internal data

Migrant lending portfolio (NZ$m)

[CHART]

Source: Westpac internal data

Business banking performing strongly

•                  40% of New Zealand banking portfolio

•                  Revenue uplift

•                  Lending is growing above system

•                  Deposit growth at system

•                  Leveraged WIB capability and increased Financial Markets and trade sales by 28%

•                  Strong asset quality

Business banking term lending (NZ$bn)

[CHART]

Source: Westpac internal data

NZ impaired assets to total committed exposure (%)

[CHART]

Source: Westpac internal data

Key growth segments

Middle Markets	SME
• 16% lending growth in middle business1	• SME lending growth has increased 21%(1) following:
• #1 Middle business market share(2) by balances	• Decentralised business direct to enhance customer experience
• #1 Middle business nominated main bank(2)	• Increasing staff levels to meet front line SME needs

Property	Agribusiness
• Leading Property team	• Agribusiness lending growth 1.3x system(3) driven by:
• Market has slowed but we continue to hold market share	• Targeted corporate end
• Leveraged WIB risk management expertise

Source:

(1) Westpac internal data 12 months to May 2006;

(2) Market data from TNS Business Monitor – March 2006;

(3) RBNZ data 12 months to May 2006

Opportunities for upside in business

Opportunity	Action

• Increasing the number of ‘feet on street’
Improve share of Auckland market	• Focus on industry specialisation
• Leverage growth in Consumer business

Optimise risk return profile	• Leverage existing customer base
• Align to market risk adjusted pricing

Utilise WIB expertise to increase cross selling	• Continue momentum as customer demand increases

Key messages

•                  The market is challenging but there is upside

•                  We have a strong brand position

•                  We understand the retention problems in our Consumer business and have implemented a plan to address them

•                  Our Business Banking portfolio is outperforming the market and has further opportunity

•                  Invested but held costs flat

[GRAPHIC]

[LOGO]	[LOGO]

BT – growth story remains strong

Rob Coombe - CEO BT Financial Group

31 July 2006

Today’s agenda

•                  BT continues to be a wealth growth story

•                  Growth in core capability

•                  Capturing flows and market share

•                  Growth underpinned by Advice business

•                  Continued excellent investment performance

•                  Brand investment pays off

•                  Significant upside remains

BT continues to be a wealth growth story

•                  Underlying cash earnings(1) increased:

•                  29% 1H06 over 1H05

•                  8% 1H06 over 2H05

•                  Return on equity 16%

•                  Insurance businesses continue to grow

•                  13% growth in Funds Under Management

•                  27% increase in Funds Under Administration supported by Wrap and Corporate Super growth

(1). Adjusted for life company tax changes and sale of JDV

				Growth
	1H05	2H05	1H06	1H05/ 1H06	2H05/ 1H06
GI gross premium income ($m)	90	110	124	38%	13%

Life in-force premiums ($m)	232	239	246	6%	3%

FUM ($bn)	35.8	37.2	40.3	13%	8%

FUA ($bn)	30.6	34.5	38.9	27%	13%

Source: Westpac internal data

BT - growth in core capability

•           Wrap FUA $25bn (at June 2006), up 39% from June 2005

•           Wrap sales up 45% June 2005 to June 2006

•           June BT Wrap platform inflows $560m

•           Of this, $121m were inflows to BT packaged ($69m) or proprietary ($52m) products

Growth in Wrap FUA …

Wrap FUA ($bn)

[CHART]

Source: BT data

… and advisors like BT product as well

Inflows to BT’s Wrap platform for June 2006 ($m)

[CHART]

Source: BT data

BT - growth in core capability

•                  From June 2003, growth has averaged 31% p.a.

•                  New business market share leads industry

•                  LUM increased to $3.5bn

•                  Corporate Super FUA up 15% from June 2005 to June 2006

•                  61% of FUM from Westpac channel - up from 57% in June 2005

Margin Lending Volume ($bn)

[CHART]

Corporate Super FUA ($bn)

[CHART]

Source: Margin Lending – RBA; Corporate Super – BT data

Capturing flows and market share

March qtr 2006 Category	Market Share (FUM/FUA)	Share of New Business (Net Flows)

Total Retail	10.5%	12.9%

Retail Superannuation	9.1%	10.9%

Retail Retirement Income	10.7%	14.8%

Retail Investment	12.2%	14.1%

Total Platforms*	11.6%	14.4%

Source: Plan for Life Flows to March 06; FUM to March 06; March 2006 quarter data

Share of Annual Flows vs Share of FUM/FUA

[CHART]

*Avanteos (part of CBA/Colonial Group) transferred over $4b of FUM to CBA in March quarter

Growth underpinned by Advice business

•                  Westpac planner productivity up 36% compared to June last year

•                  Westpac Financial Planning sales up 28% compared to June last year

•                  Magnitude launch February 2006

•                  Signed 2 EFA offices

•                  1 ex Westpac Adviser office

•                  5 new offices to join by year end

•                  FUA $282m

Planner productivity*

[CHART]

* Productivity measured as Sales ($) per planner (FTE); Source: BT data

Advice sales ($m)

[CHART]

Source: BT data

Continued excellent investment performance

One of the best risk adjusted returns in the market - Mercer

BT Institutional Core Australian Share

[CHART]

Source: BT internal data

Current S&P small caps fund of the year

BT Institutional Smaller Companies

[CHART]

Source: BT internal data

No 1 fund over three years - Mercer

BT Active Balanced PST

[CHART]

Source: BT internal data

AQR has a “competitive edge”, Van Eyk

AQR – Global Equity Composite

[CHART]

Source: Global composite data

Brand investment pays off

•                  Perceptions of the BT brand have improved across all brand attributes since June 2005

•                  BT is above industry benchmarks on the majority of brand attributes

•                  We’ve attained one of our major goals - to break through the clutter of traditional financial services advertising

[GRAPHIC]

Significant upside for the business

•                  Comparing our cross sell performance against global best practice reveals significant opportunity

•                  Institutional sales in Investment Management – strong pipeline

•                  Ratings continue to improve – four out of five major institutional researchers have upgraded BT in the last six months

	Global Best	Westpac/BT
	Practice	Current	Aspiration

Home & Contents	60 – 90%
	European banks	38%	60%

Mortgage Life	85% European banks	3%	50%

	80-90% UK	58%	60%
Personal Loan Protection	banks	Phone	Phone
		35%	35%
		Internet	Internet

Credit Card Protection	25% Canadian banks	14%	20%

Source: BT data

Key messages

•                  Strong sales growth across core products

•                  Growing market share across core capabilities

•                  Sales growth underpinned by improvement in planner productivity

•                  Upside opportunities in Investment Management and cross sell

Growth opportunities across Westpac

Philip Chronican - Group Executive WIB

31 July 2006

Leading wholesale bank in Australia / New Zealand

Area	Market Position

Customer	# 1 Lead bank(1), Australia – Peter Lee Associates 2005

Foreign Exchange	# 1 Market Share for FX(2), Australia – Peter Lee Associates 2005 # 1 FX House of the Year – Insto 2006

Transactional	# 1 Lead domestic transactional bank(3), Aust. & NZ – Peter Lee Associates 2005

Debt Capital Markets	# 1 Australian syndicated loans – Thomson Financial 2006 (1st half)
# 2 Australian domestic bonds – Bloomberg 2006 (1st half) # 3 Australian domestic kangaroo bonds – Bloomberg 2006 (1st half)
# 1 US Private Placement Market(4) (Bank of America alliance)

(1) Results from the 2005 Large Corporate & Institutional Banking survey, Peter Lee Associates;

(2) Results from the 2005 Foreign Exchange survey, Peter Lee Associates;

(3) Results from the 2005 Large Corporate and Institutional Transactional Banking survey, Peter Lee Associates;

(4) Westpac estimate – share of Australian issuers

Leading wholesale bank in Australia / New Zealand

WIB revenue & cash earnings excluding Structured Finance ($m)

[CHART]

Diversified revenues 1H06 ($m)

[CHART]

Source: Westpac internal data

Three key sources of growth

Capitalising on leading positions

•                  Investments in foreign exchange platforms / transactional banking capability

Extending our range of offerings

• Asian strategy	• Specialised Capital Group
• Equity derivatives	• Trade & Risk Management

Further opportunities existing within the Westpac Group

•                  Business Banking (Australia and NZ)

•                  BT investor sales / Private Bank distribution

•                  BT Corporate Super / Margin lending

Asian strategy

Our goal

•                  Capture value from Asian growth by building on our strengths and developing the capability to better capture business flows

Customers

•                  Australia/New Zealand clients operating in Asia

•                  Asian corporates/individuals with interests in Australia/NZ

Businesses / Products

•                  Trade, FX and Capital Markets

•                  Private Banking

•                  Utilise third party relationships (Standard Chartered, Bank of Tokyo Mitsubishi)

Representation

•                  Doubled Singapore FTE in 18 months

•                  Shanghai/Mumbai opportunity

Opportunities with Business and Consumer Banking

WIB Segment	Opportunity

Corporate & Institutional	Structuring solutions to BCB customers

Trade, FX & Risk Management	Specialist Asia Pacific FX / risk provider – opportunity into the distribution channels of BCB

Transactional Banking	Provide superior payments infrastructure (eg Corporate Online) and new product offerings for BCB customers

Assisting business at inflection point

•                  Our advantage is the ability to assist companies as they migrate from middle markets to corporate - the growth inflection point for their business

•                  Typically where the customer moves from vanilla loan structures to:

•                  Senior/subordinated debt issuance

•                  Structured securities

•                  Increased use of foreign exchange and trade solutions

•                  Derivatives

•                  Adopting a ‘whole of Westpac’ approach allows us to focus on companies with growth aspirations by either delivering products into BCB or transitioning clients into WIB

Case study – WIB / Business Banking alliance

•                  Delegats Group — a New Zealand winemaker and long standing Westpac customer. Strong growth required more complex financial solutions

•                  3 year capital structure review and capital raising program undertaken by Westpac

•                  Culminated in IPO in April 2006 – WIB acted as lead adviser

•                  Close co-operation between WIB / Business Banking, as well as Trans-Tasman, was key to delivering a seamless outcome for the client

Raising	NZD45m

Issue Price	NZD1.40 (now trading at $2.00)

Stake listed	32.1 per cent

Market Capitalisation	NZD140m

Enterprise Value	NZD255m

Opportunities with BT Financial Group

WIB Segment	Opportunity

Securities Distribution	Specialised Capital Group (SCG) working with Industry Teams to identify origination opportunities with existing WIB clients

Structured Equities	Capital Markets use of BT (and BCB distribution) for structured equity solutions – eg Protected Equity Loans, Instalment Warrants

Other	Introducing clients into BT Financial Group corporate super and margin lending

Case study – Trust Preferred Securities

•                  Trust Preferred Securities – issue just completed ($750m)

•                  Successfully distributed via the Investor Sales channel now part of BT Financial Group – 30% of the retail offer ($399m)

•                  New arrangement providing better alignment with our wealth distribution channels

Percentage distribution of retail offer

[CHART]

Opportunities – Corporate Super/Margin Lending

•                  During 2006 WIB has successfully introduced 5 of its clients to the BT Corporate Super package

•                  Introductions represent FUM of over $110m

•                  Margin lending has also been an area where opportunities are only beginning to be leveraged

Key messages

•                  WIB has an existing leading position in the Australasian wholesale markets

•                  We are extending our leadership role in key markets

•                  FX

•                  Transactional Banking

•                  Further synergies for growth remain within the wider Westpac Group

•                  Business Consumer Banking

•                  BT Financial Group

•                  New Zealand

[GRAPHIC]

Recruiting and retaining a productive workforce

Ilana Atlas - Group Executive, People & Performance

31 July 2006

Recruiting and retaining a productive workforce

Growth Platforms

Productivity	Feet on the Street

Ensure quality supply of skilled people	•	Achieve business targets for hiring sales professionals
	•	Leverage our strong employment brand

Engage and retain key talent	•	Build internal / external recruitment capability through Careers@Westpac
	•	Continue the focus on leadership
	•	Rebalance support to frontline sales roles

Improve the productivity of our people	•	Build sales / technical proficiency and commercial discipline through Advice Way and Westpac Way
	•	Support cross sell
	•	Pay for performance

Re-directing personnel resources to the front line

•                  We have rationalised support functions

•                  Around 500 roles have been removed to date by not filling vacant support positions, reducing the use of contractors and redeploying people where possible

•                  Freed up resources are being reinvested in the front line, with 471 new front line positions achieved

Hiring the best internal and external candidates

Growth of new Australian recruitment function (%)

[CHART]

•                  Careers@Westpac has placed 7,000 people in positions in the last 12 months in Australia and New Zealand (almost 50% were internal candidates)

•                  Since setting up Careers@Westpac in Australia we have saved $14m in recruitment fees and avoided severance costs through effective redeployment

Competitive resignation rates in a very tight labour market

Overall resignation rate (%)

[CHART]

Benchmark source: Mercer Human Resource Consulting

•                  Despite record low unemployment, resignation rates are below benchmarks due to a strong employment brand, career mobility and effective leadership

Leadership capability continues to be our focus

Achievement
• Grow the business and the customer base	• We have a new leadership model which sets out the behaviours
• Drive for stretch performance	which are required to ‘live the values’
• Learn and grow

Teamwork	• We measure progress on leadership through a People Leader Index - 2006 results indicate that our people place us in the top quartile of Large Australian Companies on this index
• Work together for success
• Embrace difference

Integrity	• We will continue to invest to grow our leadership capability because we believe it is the main driver of culture, commitment, retention, productivity and shareholder value
• Be accountable
• Be authentic

The touch and feel of a great place to work

[GRAPHIC]

Key messages

•                  We have the capability and brand to ensure a quality supply of skilled people

•                  Leadership is the key driver of employee commitment and retention

•                  We will continue to restructure our workforce in line with growth objectives

Summary

David Morgan- Chief Executive Officer

31 July 2006

Strong confidence in the future

•                  Strong track record of delivering on promises

•                  Substantial platform investment complete and now delivering

•                  We are addressing our challenges head on

•                  Momentum restored in core business

•                  Significant growth opportunities being pursued

Feet on the street

Improved front line presence and capability

Investing in Growth

Growth options identified and resources committed

Productivity improvement

Significant gains yet to be realised

Supplementary Slides

Quality and composition of Westpac’s balance sheet is sound

Implied overall change in capital requirements – percent of Basel I capital requirements

[CHART]

Source: ‘Results of the fifth quantitative impact study (QIS 5), 16 June 2006’ – BIS Basel Committee on Banking Supervision

* CEBS – Committee of European Banking Supervisors

•           Westpac participated in the BIS Fifth Quantitative Impact Study (QIS 5) as an ‘Other non-G10 Group 1’ bank

•           Group 1 banks are classified as banks with Tier 1 capital in excess of EURO 3bn, diversified and internationally active

Well provisioned given quality / composition of our balance sheet

Provisions for impairment losses on loans ($m)

[CHART]

Source: Westpac internal data

Westpac remains well provisioned relative to peers

A-IFRS Half Year Results	WBC Mar 06	CBA Dec 05	ANZ Mar 06	NAB Mar 06

Total provisions to RWA	0.70%	0.60%	0.96%	0.66%

Collective provisions to RWA	0.57%	0.51%	0.83%	0.57%

Total provisions to GLAA	0.58%	0.46%	0.86%	0.64%

Collective provisions to GLAA	0.48%	0.39%	0.74%	0.56%

Collective provisions to non-housing GLAA	1.11%	0.98%	1.52%	1.18%

Total provision coverage of net bad debts written off (annualised)	4.14	3.79	4.07	3.29

Source: Westpac internal data; company reports

Economic environment sound

•                  Expansion continues in Australia – growth rebounding to 3.5% in 2006

•                  By contrast, a period of consolidation in New Zealand

•                  Global growth above par for fourth consecutive year – a positive for exporters

•                  Unemployment at 30 year low

•                  However, higher inflation a challenge of current prosperity - RBA to respond in measured manner

Annual GDP (Calendar years %)

[CHART]

Annual CPI (Calendar years %)

[CHART]

Australian and New Zealand economic outlook

	Calendar year
Key economic indicators(1)	2005	2006f	2007f
World
GDP	4.8%	4.5%	3.7%
Australia
Private consumption	3.1%	3.2%	3.3%
Business investment(2)	16.4%	11.7%	4.0%
GDP	2.5%	3.5%	3.5%
Unemployment – end period	5.2%	5.4%	5.3%
CPI headline – annual change	2.8%	3.7%	2.7%
Interest rates – cash rate	5.50% (Dec 05)	6.25% (Dec 06)	6.25% (Jun 07)
New Zealand
GDP	2.3%	1.5%	1.2%
Unemployment – end period	3.6%	4.5%	4.8%
Consumer prices	3.2%	3.8%	2.8%
Interest rates – overnight cash rate	7.25% (Dec 05)	7.25% (Dec 06)	6.50% (Jun 07)

(1) Westpac economics

(2) Business investment adjusted to exclude the effect of private sector purchases of public assets

Credit growth expectations

Australian and New Zealand credit growth (%)

[CHART]

Source: RBA, RBNZ, Westpac

[LOGO]

Wrap

Jeroen Buwalda & Craig Lawrenson

BT Financial Group

31 July 2006

Strong growth continues

Accelerated growth

(CAGR 42%)

Wrap funds under administration ($b)

[CHART]

Source: BT

•                  Gaining market share in retail platform FUA

•                  High penetration of dealer and planner population

•                  Increasing share of super assets

[LOGO]

Meeting the needs of the wealth industry

Benefits of Wrap

Consolidated reporting
Customer	Access to a wide range of investments
Easy to transact

More time in front of customers
Adviser	Product choice
Better control of business

Back office simplification
Dealer	Increased share of wallet
Improved compliance

Increased distribution access
Investment Manager	Focus on investment strategy
Quality advised business

CONTROL - CHOICE - FLEXIBILITY - SERVICE

Building on our lead

Competitive advantage	Strategy	Solutions

• Dominant market position	• Drive economies of scale	• Product integration e.g.
• Distribution depth	• Leverage WBC customer base and EFA relations	• Equities/SMA
• Ability to customise	• Customer understanding & innovation	• Insurance
• Superior technology	• Packaged solutions	• Services integration e.g.
• Open architecture		• STP
• Planning/Research

Wrap – the engine that powers successful advice businesses

Disclaimer

DRAFT

The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities.

The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs.

The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information.

The financial information contained in this presentation includes non-GAAP financial measures. For a reconciliation of these measures to the most comparable GAAP measure, please refer to our 2006 Reg G (US) financial statements filed with the Securities Exchange Commission and Australian Stock Exchange.